Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NEW RIVER HOLDING, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

      New River Holding, Inc. (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "General Corporation Law") hereby certifies as follows:

      FIRST: That the Board of Directors of the Corporation, by unanimous written consent, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

            1. ARTICLE FIRST of the Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to "Riverwood Holding, Inc."

      SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by unanimous written consent, dated as of March 27, 1996, approved the adoption of the foregoing amendment in accordance with the provisions of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

      THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

                                                                     Exhibit 3.2

      IN WITNESS WHEREOF, the undersigned, being a duly authorized Vice President of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 27th day of March, 1996.


                                    NEW RIVER HOLDING, INC.



                                      /s/   Kevin J. Conway
                                      ----------------------
                                            Kevin J. Conway
                                            Vice President